As filed with the Securities and Exchange Commission on July 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Repros Therapeutics Inc.

(Exact name of registrant as specified in its charter)

State of Delaware	2836	76-0233274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7

The Woodlands, TX 77380

(281) 719-3400

(Address, including zip code, and telephone
number, including area code, of registrant's
principal executive offices)

Joseph S. Podolski
President and Chief Executive Officer
Repros Therapeutics Inc.
2408 Timberloch Place, Suite B-7
The Woodlands, Texas 77380
(281) 719-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Justin W. Chairman

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

(215) 963-5000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to the General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $.001 per share (3)
Preferred Stock, par value $.001 per share
Warrants
Rights
Units
Total			$100,000,000	$12,880
(1)	Includes shares of common stock and preferred stock, as the case may be, issuable upon exercise of the warrants and common stock issuable upon conversion of the preferred stock registered hereby.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

(3)	Includes rights to purchase Series One Junior Participating Preferred Stock of the registrant. No separate consideration is paid for these rights and, as a result, the registration fee for these rights is included in the fee for the common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion. Dated July 3, 2014.

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

From time to time, we may offer and sell, in one or more series:

•	shares of common stock;
•	shares of preferred stock;
•	warrants to purchase, common stock or preferred stock;
•	rights to purchase common stock or preferred stock; and
•	units consisting of two or more of these classes of securities.

The securities:

•	will have a maximum aggregate offering price of $100,000,000;
•	will be offered at prices and on terms to be set forth in an accompanying prospectus supplement;
•	may be offered separately or together, or in separate series;
•	may be convertible into or exchangeable for other securities; and
•	may be listed on a national securities exchange, if specified in an accompanying prospectus supplement.

We may offer and sell these securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of these methods. If we use underwriters, dealers or agents to sell these securities, we will name them and describe their compensation arrangements in the prospectus supplement relating to such offering. We will provide the specific terms of the securities in supplements to this prospectus. This prospectus may be used to offer and sell securities only if it is accompanied by a prospectus supplement.

Our Common Stock, Series A Warrants and Series B Warrants are traded on the Nasdaq Capital Market under the symbols “RPRX”, “RPRXW” and “RPRXZ”, respectively.  On July 2, 2014, the last reported sale price of our common stock on the Nasdaq Capital Market was $16.90 per share. There is not an active trading market for the warrants.

YOU SHOULD READ THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus. Under this shelf process, we may sell different types of the securities described in this prospectus in one or more offerings up to a total offering amount of $100,000,000.

The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone to provide you with different information. You should assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

FORWARD-LOOKING INFORMATION

Some of the statements contained (i) in this prospectus and any accompanying prospectus supplement or (ii) incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Examples of these forward-looking statements include, but are not limited to:

▪	our anticipated future capital requirements and the terms of any capital financing agreements;

▪	timing and amount of future contractual payments, product revenue and operating expenses;

▪	the removal of the current partial clinical hold on further clinical trials for Proellex® by the Food and Drug Administration, or FDA;

▪	having available funding for the continued development of Proellex® and Androxal®;

▪	volatility in the financial markets generally;

▪	uncertainty related to our ability to obtain approval of our products by the FDA and regulatory bodies in other jurisdictions;

▪	dependence on a limited number of key employees;

▪	uncertainty regarding changes to existing regulations or new regulations;

▪	dependence on third parties for clinical development and manufacturing;

▪	market acceptance of our products and the estimated potential size of these markets;

▪	competition and risk of competitive new products;

▪	uncertainty relating to our patent portfolio;

▪	volatility in the value of our common stock;

▪	continued listing on the Nasdaq Capital Market; and

▪	any other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

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While these forward-looking statements made by us are based on our current intent, beliefs and judgments, they are subject to risks and uncertainties that could cause actual results to vary from the projections in the forward-looking statements. You should consider the risks below carefully in addition to other information contained in this report before engaging in any transaction involving our securities. If any of these risks occur, they could seriously harm our business, financial condition or results of operations. In such case, the trading price of our securities could decline, and you may lose all or part of your investment.

In addition, in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus, the words “believe,” “should,” “predict,” “future,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “potential,” “continue,” or “opportunity,” or other words and terms of similar meaning, as they relate to us, our business, future financial or operating performance or our management, are intended to identify forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends.

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SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in our common stock.  You should read the entire prospectus carefully, including the “Risk Factors” section and the information incorporated by reference from our other filings with the SEC.

General

Repros Therapeutics Inc. (the “Company,” “Repros,” or “we,” “us” or “our”) was organized on August 20, 1987. We are a development stage biopharmaceutical company focused on the development of new drugs to treat hormonal and reproductive system disorders. Both of our product candidates have exhibited strong efficacy results in every study completed to date, and we believe the studies presently underway will place both programs on a clear late stage clinical development path.

We are developing Androxal®, an oral therapy that normalizes testicular function, for the treatment of low testosterone due to secondary hypogonadism. Secondary hypogonadism is associated with obesity and we believe it is among the most common causes of low testosterone in men. It is estimated that 13 million men in the U.S. experience low levels of testosterone, and the condition is becoming recognized with more frequency. As of 2012, sales of preparations for the treatment of low testosterone have exceeded $1 billion in the U.S. and first tier pharmaceutical companies have entered the low testosterone marketplace.

We believe Androxal® is highly differentiated from currently marketed testosterone treatments or those treatments in late stage development because it is an oral therapy and it treats the cause of secondary hypogonadism, which is inadequate pituitary hormones. We believe that by treating the cause of secondary hypogonadism, Androxal® also has the potential to maintain reproductive status and potentially improve overall metabolic profiles.

In December 2011, we completed a Phase 2B study of Androxal® in men with secondary hypogonadism, but naïve to testosterone treatment, at the recommendation of the Food and Drug Administration (the “FDA”). Top line results of this study demonstrated that Androxal® was generally well tolerated compared to placebo and that there were no drug related serious adverse events that led to discontinuation. We met with the FDA in May 2012 to discuss the design of pivotal Phase 3 efficacy studies for Androxal® as well as the components of the overall drug development program required for a New Drug Application (“NDA”) submission and agreed on registration requirements for Androxal® oral therapy for the treatment of secondary hypogonadism. In July 2012, we announced that we reached an agreement with the FDA for the design of the pivotal efficacy studies for Androxal® for the treatment of secondary hypogonadism. The pivotal studies were conducted under a Special Protocol Assessment (“SPA”). We have completed both Phase 3 pivotal efficacy studies. On March 27, 2013, we announced that the top-line results from our first pivotal Phase 3 study, ZA-301, met both co-primary endpoints mandated by the FDA, and we announced on September 16, 2013, that we met both co-primary endpoints in the second pivotal study, ZA-302. On October 22, 2013, we announced that we received guidance from the FDA instructing the Company to request a meeting to discuss the adequacy of studies ZA-301 and ZA-302. In addition to this guidance, the FDA further noted that they would allow us to run head-to-head studies against approved testosterone replacement products. These head-to-head studies, ZA-304 and ZA-305, were initiated in January 2014. On February 6, 2014, we announced that we met with FDA to discuss the data requirements for Androxal®. Following this meeting, the Company anticipates submitting an NDA for Androxal® by year end 2014. We expect the submission to include the study reports from the completed efficacy studies ZA-301 and ZA-302, as well as studies ZA-304 and ZA-305. Additionally, we completed a 500 subject open label safety study in the third quarter of 2013 and anticipate completion of the one year dual-energy X-ray absorptiometry (“DEXA”) study in the fourth quarter of 2014.

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We are also developing Proellex®, an orally administered selective blocker of the progesterone receptor in women, for the treatment of uterine fibroids and endometriosis. Uterine fibroids and endometriosis affect millions of women of reproductive age. Proellex® has shown statistically significant results in previous Phase 2 studies for endometriosis and uterine fibroids. We completed a low dose escalating study as permitted by the FDA in late 2011, to determine both signals of efficacy and safety for low oral doses of the drug. There was no evidence of elevations of liver enzymes over baseline, suggesting these lower doses avoid the type of adverse events seen at much higher doses in earlier studies. On October 8, 2012, we announced that the FDA has agreed to a reclassification of the full clinical hold to a partial clinical hold on low dose oral Proellex® to allow us to conduct a Phase 2 study in the treatment of endometriosis. We initiated this study in November 2012. To date, we have experienced difficulty enrolling subjects into this study due to changes in the current treatment of this disorder. We believe we can have this study full enrolled in 2014.

On October 31, 2013, the Company held a meeting with the FDA to discuss the clinical development plan for low dose oral Proellex® in the treatment of uterine fibroids. During the meeting, the FDA provided guidance for endpoints it believed acceptable for the treatment of uterine fibroids in an efficacy study and instructed the Company to submit a request for lifting the full clinical hold. The Company plans to follow the FDA’s recommendations and submit a protocol and the request for the full hold lift in a timely fashion. The Company believes it may be able to initiate this study in 2014. Additionally, on March 17, 2014, we announced that the FDA indicated that we may proceed to conduct Phase 1 and Phase 2 studies of low dose oral Proellex® for endometriosis and uterine fibroids while remaining on partial clinical hold. This guidance indicated that the highest allowed dose will be 12 mg daily.

The FDA has accepted an Investigational New Drug Application (“IND”) for vaginally delivered Proellex® and, as a result, we commenced a Phase 2 vaginal administration study for uterine fibroids in the first quarter of 2012 and reported final study results in January 2013. We held an end of Phase 2 meeting with the FDA in May 2013, to discuss a Phase 3 study design for the vaginally delivered Proellex as a treatment for uterine fibroids. The FDA recommended that a Phase 2B study should be conducted prior to commencing a Phase 3 program. The Company believes it may be able to initiate the Phase 2B study in 2014.

As of March 31, 2014, we had accumulated losses of $246.2 million, approximately $68.0 million in cash and cash equivalents, and accounts payable and accrued expenses of approximately $3.9 million, in the aggregate.

Our offices are located at 2408 Timberloch Place, Suite B-7, The Woodlands, Texas 77380. Our phone number is (281) 719-3400 and our website is located at www.reprosrx.com. Information contained on our website is not part of this prospectus.

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RISK FACTORS

An investment in the securities offered by this prospectus involves a high degree of risk.  Before deciding to invest, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference in this prospectus, together with the other information in this prospectus, the information and documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, the financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

Risks Related to our Common Stock and Warrants

Purchasers in this offering will experience immediate and substantial dilution.

As of March 31, 2014, we had a net tangible book value of $64.8 million which yields a net tangible book value of approximately $2.80 per share of common stock, assuming no exercise of any warrants or options. The net tangible book value per share is less than the current market price per share. If you pay more than the net tangible book value per share for common stock in this offering, you will experience immediate dilution. See the section titled “Dilution” on page 5 of this prospectus. The exercise of outstanding options and the warrants will result in further dilution in your investment. In addition, if we issue additional equity securities in the future, the newly issued securities may further dilute your ownership interest.

The trading price of our common stock has been volatile and is likely to be volatile in the future.

The trading price of our common stock has been highly volatile. Since January 1, 2013 through March 31, 2014, the sale price of our stock price has fluctuated from a low of $8.42 to a high of $29.79. The market price for our common stock and warrants will be affected by a number of factors, including:

•	the denial or delay of regulatory clearances or approvals of our drug candidates or receipt of regulatory approval of competing products;

•	our ability to accomplish clinical, regulatory and other product development milestones;

•	the ability of our product candidates, if they receive regulatory approval, to achieve market success;

•	the performance of third-party manufacturers and suppliers;

•	actual or anticipated variations in our results of operations or those of our competitors;

•	developments with respect to our patents and other intellectual property rights;

•	sales of common stock or other securities by us or our stockholders in the future;

•	additions or departures of key scientific or management personnel;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•	trading volume of our common stock and warrants;

•	investor perceptions about us and our industry;

•	public reaction to our press releases, other public announcements and SEC and other filings;

•	the failure of analysts to cover our common stock, or changes in analysts’ estimates or recommendations;

•	the failure by us to meet analysts’ projections or guidance;

•	general market conditions and other factors unrelated to our operating performance or the operating performance of our competitors; and

•	the other factors described elsewhere in these “Risk Factors” or the section titled “Risk Factors” contained in our other public filings.

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The stock prices of many companies in the biotechnology industry have experienced wide fluctuations that have often been unrelated to the operating performance of these companies. Following periods of volatility in the market price of a company’s securities, securities class action litigation often has been initiated against a company. If any class action litigation is initiated against us, we may incur substantial costs and our management’s attention may be diverted from our operations, which could significantly harm our business.

Our inability to comply with the listing requirements of the Nasdaq Capital Market could result in our common stock and/or warrants being delisted, which could affect its market price and liquidity and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests (including a minimum closing bid price of $1.00 per share for our common stock) to maintain the listing of our common stock and/or warrants on the Nasdaq Capital Market. If we do not maintain compliance with the continued listing requirements for the Nasdaq Capital Market within specified periods and subject to permitted extensions, our common stock and/or warrants may be recommended for delisting (subject to any appeal we would file). If our common stock or warrants are delisted, it could be more difficult to buy or sell our common stock and/or our warrants and to obtain accurate quotations, and the price of our common stock and/or warrants could suffer a material decline. Delisting would also impair our ability to raise capital.

The market price of our common stock may fall below the exercise price of our Series B Warrants.

The Series B Warrants are exercisable at any time at or prior to 5:00 p.m. Eastern time on February 8, 2016. The market price of our common stock may fall below the exercise price for such warrants prior to their expiration. Any Series B Warrants not exercised by such date of expiration will expire worthless and we will be under no further obligation to the holders of such warrants.

Our rights agreement and certain provisions in our charter documents and Delaware law could delay or prevent a change in management or a takeover attempt that you may consider to be in your best interest.

We have adopted certain anti-takeover provisions, including a rights agreement. The rights agreement will cause substantial dilution to any person who attempts to acquire us in a manner or on terms not approved by our board of directors.

The rights agreement and certain provisions in our certificate of incorporation and bylaws and under Delaware law could delay or prevent the removal of directors and other management and could make more difficult a merger, tender offer or proxy contest involving us that you may consider to be in your best interest. For example, these provisions:

•	allow our board of directors to issue preferred stock without stockholder approval;

•	limit who can call a special meeting of stockholders; and

•	establish advance notice requirements for nomination for election to the board of directors or for proposing matters to be acted upon at stockholder meetings.

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USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the securities offered by us under this prospectus will be used for general corporate purposes, including:

•	funding clinical trials and regulatory submissions for our two lead product candidates Proellex® and Androxal®; and

•	general working capital.

Until we use the net proceeds from the sale of the securities offered by us under this prospectus, we intend to invest the funds in short-term, investment grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance operations. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and other factors that our board of directors may deem relevant.

Dilution

We will set forth in a prospectus supplement, when applicable, the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of March 31, 2014, we had 23,097,412 outstanding shares of common stock and no outstanding shares of preferred stock.

As of March 31, 2014, we had outstanding stock options to purchase 2,399,943 shares of common stock at prices ranging from $1.33 to $50.80.

As of March 31, 2014, we had 1,686,942 issued warrants, consisting of 877,137 Series A Warrants to purchase 877,137 shares of common stock at an exercise price of $0.01 per share and 809,805 Series B Warrants to purchase 809,805 shares of common stock at an exercise price of $2.49 per share, for a total of 1,686,942 shares of common stock issuable upon exercise of all such Series A and Series B Warrants.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our stockholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

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No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our board of directors in its discretion out of funds legally available for the payment of dividends.

Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Our board of directors may authorize the issuance of preferred stock with voting, conversion, dividend, liquidation and other rights that may adversely affect the rights of the holder of our common stock.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors has authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders. The rights of holders of our common stock may be subject to, and adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control and may adversely affect the voting and other rights of holders of our common stock.

Warrants

We may issue warrants to purchase shares of common stock or preferred stock. Warrants may be issued independently or together with any shares of common stock or preferred stock and may be attached to or separate from such shares of common stock or preferred stock. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

▪	the title of the warrants;

▪	the price or prices at which the warrants will be issued;

▪	the periods during which the warrants are exercisable;

▪	the number of shares of common stock or preferred stock for which each warrant is exercisable;

▪	the exercise price for the warrants, including any changes to or adjustments in the exercise price;

▪	if applicable, the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

▪	any listing of the warrants on a securities exchange or automated quotation system;

▪	if applicable, a discussion of material United States federal income tax consequences and other special considerations with respect to any warrants; and

▪	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

Series A Warrants

Each Series A Warrant is exercisable for one share of our common stock at an exercise price of $0.01 per share. The exercise price and number of shares issuable upon exercise of the Series A Warrants are subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

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The Series A Warrants expire February 8, 2016. Except as indicated below, the Series A Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If such shares of common stock are not delivered to such holder within three trading days following such exercise, we have agreed to pay to such holder, in cash, as liquidated damages, an amount equal to (A) the difference between (i) the closing price of our common stock on such third trading day and (ii) the closing price of our common stock on the date such shares of common stock are actually delivered multiplied by (B) the number of shares of common stock purchased upon such exercise.

If, at any time during the Series A Warrant exercisability period, the fair market value of our common stock exceeds the exercise price of the Series A Warrants, the holder may elect to effect a cashless exercise of the Series A Warrants, in whole or in part, by surrendering the Series A Warrants to us, together with delivery to us of a duly executed exercise notice, and canceling a portion of the relevant Series A Warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

The number of shares of common stock that may be acquired by the registered holder upon any exercise of Series A Warrants shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by such holder and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 9.999% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such exercise). This limitation may be waived by such holder upon not less than 61 days’ prior notice to us. In no event, however, may a holder exercise warrants if, following such exercise, such holder would beneficially own 20% or more of our outstanding common stock.

If, at any time while the Series A Warrants are outstanding, we effect (i) any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, (ii) any consolidation, merger or combination with or into another corporation as a result of which holders of our common stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock, or (iii) any sale or conveyance of our property or assets as, or substantially as, an entirety to any other entity as a result of which holders of our common stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such common stock (in any such case, a “Fundamental Transaction”), then we, or such successor corporation or transferee, as the case may be, will make appropriate provision by amendment of the warrant agreement or by the successor corporation or transferee executing with the warrant agent an agreement so that the holders of the Series A Warrants then outstanding shall have the right at any time thereafter, upon exercise of such warrants to receive the kind and amount of securities, cash and other property receivable upon such Fundamental Transaction as would be received by a holder of the number of shares of our common stock issuable upon exercise of such holder’s Series A Warrants immediately prior to such Fundamental Transaction.

The Series A Warrants are traded on The Nasdaq Capital Market under the symbol “RPRXW.”

Except by virtue of such holder’s ownership of shares of our common stock, the holders of the Series A Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series A Warrants.

No fractional warrants will be issued and no fractional shares will be issued upon exercise of the Series A Warrants, but rather we will round such fraction down to the nearest whole warrant or share, as the case may be.

The terms of the Series A Warrants may not be amended without consent of holders of Series A Warrants entitled, upon exercise thereof, to receive not less than 66  2/3% of shares of our common stock issuable thereunder.

Series B Warrants

Each Series B Warrant is exercisable for one share of our common stock at an exercise price of $2.49 per share. The exercise price and number of shares issuable upon exercise of the Series B Warrants are subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

The Series B Warrants expire on February 8, 2016. Except as indicated below, the Series B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. If such shares of common stock are not delivered to such holder within three trading days following such exercise, we have agreed to pay to such holder, in cash, as liquidated damages, an amount equal to (A) the difference between (i) the closing price of our common stock on such third trading day and (ii) the closing price of our common stock on the date such shares of common stock are actually delivered multiplied by (B) the number of shares of common stock purchased upon such exercise.

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If, at any time during the Series B Warrant exercisability period, the fair market value of our common stock exceeds the exercise price of the Series B Warrants, the holder may elect to effect a cashless exercise of the Series B Warrants, in whole or in part, by surrendering the Series B Warrants to us, together with delivery to us of a duly executed exercise notice, and canceling a portion of the relevant Series B Warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

The number of shares of common stock that may be acquired by the registered holder upon any exercise of Series B Warrants shall be limited to the extent necessary to ensure that, following such exercise, the total number of shares of common stock then beneficially owned by such holder and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 9.999% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise) of the Company. This limitation may be waived by such holder upon not less than 61 days’ prior notice to us. In no event, however, may a holder exercise warrants if, following such exercise, such holder would beneficially own 20% or more of our outstanding common stock.

Under the terms of the Series B Warrants, we may require the exercise of all of the Series B Warrants if our common stock trades at or above $8.00 per share for a period of at least 20 trading days of 30 consecutive trading days. In the event that a Holder of Series B Warrants is restricted from exercising the Warrants pursuant to the terms of Section 6(e) of the Warrant Agreement (which provides for certain beneficial ownership limitations), the Holder is required to use commercially reasonable efforts to sell shares of Common Stock of the Company held by such Holder to the extent necessary to allow such Holder to exercise the Series B Warrants without the restrictions of such Section 6(e). As of this filing, our common stock reached this price threshold, however, we have not yet required the exercise of the Series B Warrants pursuant to this provision.

If, at any time while the Series B Warrants are outstanding, we effect a Fundamental Transaction, then we, or such successor corporation or transferee, as the case may be, will make appropriate provision by amendment of the warrant agreement or by the successor corporation or transferee executing with the warrant agent an agreement so that the holders of the Series B Warrants then outstanding shall have the right at any time thereafter, upon exercise of such warrants to receive the kind and amount of securities, cash and other property receivable upon such Fundamental Transaction as would be received by a holder of the number of shares of our common stock issuable upon exercise of such holder’s Series B Warrants immediately prior to such Fundamental Transaction.

The Series B Warrants are traded on The Nasdaq Capital Market under the symbol “RPRXZ.”

Except by virtue of such holder’s ownership of shares of our common stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Series B Warrants.

No fractional warrants will be issued and no fractional shares will be issued upon exercise of the Series B Warrants, but rather we will round such fraction down to the nearest whole warrant or share, as the case may be.

The terms of the Series B Warrants may not be amended without consent of holders of Series B Warrants entitled, upon exercise thereof, to receive not less than 66 2/3% of shares of our common stock issuable thereunder.

Rights Agreement

Pursuant to our rights agreement we entered into in September 1999, as amended, each share of our common stock, including those being issued in this offering, has four preferred stock purchase rights attached to it. Each right entitles the holder to purchase from us one one-hundredth of a share of Series One Junior Participating Preferred Stock at a price of $20.00, subject to adjustment.

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The rights will separate from our common stock and a distribution date will occur upon the earlier of (i) 10 days following the date of public announcement that a person or group of persons has become an acquiring person (defined below) or (ii) 10 business days (or such later date as may be determined by action of the board of directors prior to the time a person becomes an acquiring person) following the commencement of, or the announcement of an intention to make, a tender offer or exchange offer upon consummation of which the offeror would, if successful, become an acquiring person (the earlier of such dates being called the distribution date). The term “acquiring person” means any person who or which, together with all of its affiliates and associates, shall be the beneficial owner of 20% or more of our outstanding common stock.

The rights are not exercisable until the distribution date. The rights will expire on September 13, 2015.

In the event that following the date of public announcement that an acquiring person has become such, we are acquired in a merger or other business combination transaction or more than 50% of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. This is known as a flip-over right.

In the event that a person who is not exempt becomes an acquiring person, proper provision shall be made so that each holder of a right (other than the acquiring person and its affiliates and associates) will thereafter have the right to receive upon exercise that number of shares of our common stock (or, under certain circumstances, cash, other equity securities or property) having a market value equal to two times the purchase price of the rights. This is known as a flip-in right. Upon the occurrence of the foregoing event giving rise to the exercisability of the rights, any rights that are or were at any time owned by an acquiring person shall become void.

We may redeem the rights in whole, but not in part, at a price of $0.01 per right prior to the earlier of the expiration of the rights or their triggering; provided, that (i) if the board authorizes redemption on or after the time a person becomes an acquiring person, then such authorization must be with the approval of a majority of our directors and (ii) the period for redemption may, upon approval of a majority of our directors, be extended by amending the rights agreement.

The terms of the rights may be amended by the board without the consent of the holders of the rights at any time and from time to time provided that such amendment does not adversely affect the interests of the holders of the rights. In addition, during any time that the rights are subject to redemption, the terms of the rights may be amended by approval of a majority of our directors, including an amendment that adversely affects the interests of the holders of the rights, without the consent of the holders of rights.

A complete description of the rights, the rights agreement with Computershare Trust Company, N.A., as rights agent, and the Series One Junior Participating Preferred Stock is hereby incorporated by reference from the information appearing under the caption “Item 1. Description of the Registrant’s Securities to be Registered” contained in the Registration Statement on Form 8-A filed on September 3, 1999, and as amended by amendments to such Registration Statement on Form 8-A/A filed on September 11, 2002, October 31, 2002, June 30, 2005, January 10, 2008, October 10, 2008 and September 9, 2010.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Computershare Trust Company, N.A.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws, Stockholder Rights Plan and Delaware Law

General

Our certificate of incorporation, bylaws and stockholder rights plan contain provisions that are designed in part to make it more difficult and time-consuming for a person to obtain control of our company. The provisions of our certificate of incorporation, bylaws and stockholder rights plan reduce the vulnerability of our company to an unsolicited takeover proposal. These provisions may also have an adverse effect on the ability of stockholders to influence the governance of our company and may result in entrenchment of management. This may adversely affect the liquidity and price of our common stock in certain situations. We have summarized the material terms of our certificate of incorporation and bylaws below and the terms of our stockholder rights plan above. You may read our certificate of incorporation, bylaws and stockholder rights plan in their entirety for the full terms of the rights of holders of our common stock.

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Delaware Business Combination Statute

Section 203 of the Delaware General Corporation Law provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	before such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	on or after such time, the business combination is approved by the board of directors of the corporation and authorized not by written consent, but at an annual or special meeting of stockholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of a transaction specified in Section 203 and involving the corporation and a person who:

•	had not been an interested stockholder during the previous three years; or

•	became an interested stockholder with the approval of a majority of the corporation’s directors;

•	if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period.

Advance Notice Requirements for Director Nominations and Other Stockholder Proposals

In order to nominate a director at an annual meeting, our bylaws require that a stockholder follow certain procedures. In order to recommend a nominee for director, a stockholder must be a stockholder of record at the time the stockholder gives notice of its recommendation and the stockholder must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to our principal executive offices no less than 50 days nor more than 75 days prior to the date of the annual or special meeting at which directors are to be elected; provided, that if less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder must be received at our principal executive offices not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

The stockholder notice must set forth the following:

1.	As to each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to rules promulgated under the Exchange Act;

2.	The written consent to serve as a director if elected by each person nominated;

3.	Name and address of the stockholder as they appear on our books; and

4.	The class and number of shares of our common stock beneficially owned by such stockholder.

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In addition to complying with the foregoing procedures, any stockholder nominating a director must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Additionally, with respect to other stockholder proposals, notice of the proposal must be received no less than 50 nor more than 75 days prior to the annual meeting at which such proposal is to be considered; provided, that if less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder must be received at our principal executive offices not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Authorized But Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF RIGHTS

We may issue rights to purchase shares of preferred stock or common stock that are being registered hereunder. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the Securities and Exchange Commission, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the Securities and Exchange Commission.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of the common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	any material United States federal income tax consequences; and

•	how, for United States federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

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PLAN OF DISTRIBUTION

We are registering securities which may be sold from time to time after the date of this prospectus. We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. One or more prospectus supplements will describe the terms of the offering of the securities, including:

▪	the name or names of any agents or underwriters;

▪	the purchase price of the securities and the proceeds we will receive from the sale;

▪	any over-allotment options under which underwriters may purchase additional securities from us;

▪	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

▪	any discounts or concessions allowed or reallowed or paid to dealers; and

▪	any securities exchange or market on which the common stock or other securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement if they are to purchase any of such offered shares. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter, the nature of any such relationship.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve exercise by underwriters of an over-allotment option or purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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Our common stock is quoted on the Nasdaq Capital Market. One or more underwriters may make a market in our common stock or other securities, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock or other securities.

Any underwriters who are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in the securities on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, and other information with the SEC.  You may read and copy any document which we have filed at the SEC’s public reference room at:

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference room.  Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

Documents filed by us pursuant to the Securities Exchange Act may be reviewed and/or obtained through the SEC’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC’s web site (www.sec.gov).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement of which this prospectus is a part but not delivered with this prospectus.  We will provide those reports and documents upon written or oral request and at no cost to the requester.  Requests for reports or documents should be submitted to the company at the following address or telephone number:

Repros Therapeutics Inc.

2408 Timberloch Place, Suite B-7

The Woodlands, Texas 77380

(281) 719-3400

Each of the reports and documents may also be accessed through our website which is located at www.reprosrx.com.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities offered hereby.  As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC.  You may refer to the registration statement, exhibits and schedules for more information about us and such securities.  The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet website.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC.  The information incorporated by reference is deemed to be a part of this prospectus, except to the extent any information is superseded by this prospectus.  The following documents which have been filed by us with the SEC and contain important information about us are incorporated into this prospectus:

▪	Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 14, 2014;

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▪	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014, respectively;

▪	Current Reports on Form 8-K filed with the SEC on January 8, 2014, January 21, 2014, March 17, 2014, April 1, 2014, April 14, 2014 and June 20, 2014; and

▪	The description of Repros’ common stock contained in Repros’ Registration Statement on Form 8-A filed on September 3, 1999, as amended by amendments to such registration statement on Form 8-A/A filed on September 11, 2002, October 31, 2002, June 30, 2005, January 10, 2008, October 10, 2008 and September 9, 2010.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into the registration statement or this prospectus and does not constitute a part hereof.

All documents filed by Repros pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to the SEC) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than discounts, commissions and concessions payable to broker-dealers and agents, in connection with the offering and distribution of the securities being offered hereunder.  All amounts other than the filing fee for the registration statement are estimates.  All of these fees and expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$12,880
Accounting fees and expenses	$(1)
Legal fees and expenses	$(1)
Transfer agent fees	(1)
Printing and engraving expenses	(1)
Miscellaneous expenses	$(1)
Total:	$(1)

(1) These fees are dependent on the type and number of securities offered and cannot be determined at this time. Additional information regarding estimated fees and expenses will be provided at the time such information is required to be included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law and the Company’s Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes.

Additionally, the Company’s Restated Certificate of Incorporation (as amended, the “Restated Certificate of Incorporation”), provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same may be amended, or (iv) for any transaction from which the director derived an improper personal benefit.  If the Delaware General Corporation Law is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

The Company’s Restated Certificate of Incorporation further provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law, as amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for certain exceptions set forth in the Restated Certificate of Incorporation, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.  The right to indemnification set forth in the Restated Certificate of Incorporation is a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Restated Certificate of Incorporation.  The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors or officers.

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The Company’s Restated Certificate of Incorporation and Bylaws also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of Repros, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act of 1933.

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Item 16. EXHIBITS

Exhibit Number	Identification Of Exhibit
1.1	Form of Underwriting Agreement. (1)

4.1	Restated Certificate of Incorporation. Exhibit 3.3 to the Company's Registration Statement on Form SB-2 (No. 33-57728-FW), as amended ("Registration Statement"), is incorporated herein by reference.

4.2	Certificate of Amendment to the Company's Restated Certificate of Incorporation, dated as of May 2, 2006. Exhibit 3.1 to the Company's Current Report on Form 8-K as filed with the SEC on May 2, 2006 is incorporated herein by reference.

4.3	Certificate of Designation of Series One Junior Participating Preferred Stock dated September 2, 1999. Exhibit A to Exhibit 4.1 to the Company's Registration Statement on Form 8-A as filed with the SEC on September 3, 1999 (the "Rights Plan Registration Statement"), is incorporated herein by reference.

4.4	Certificate of Amendment to Restated Certificate of Incorporation, dated as of December 16, 2008. Exhibit 3.1(d) to the Company’s Current Report on Form 8-K as filed with the SEC on December 23, 2008 is incorporated herein by reference.

4.5	Certificate of Amendment to Restated Certificate of Incorporation, dated as of November 18, 2009. Exhibit 3.1(e) to the Company’s Current Report on Form 8-K dated November 19, 2009 is incorporated herein by reference.

4.6	Certificate of Amendment to Restated Certificate of Incorporation, dated October 14, 2010. Exhibit 3.1(f) to the Company’s Current Report on Form 8-K dated October 14, 2010 is incorporated herein by reference.

4.7	Restated Bylaws of the Company. Exhibit 3.4 to the Registration Statement is incorporated herein by reference.

4.8	Specimen Certificate of Common Stock, $.001 par value, of the Company. Exhibit 4.1 to the Registration Statement is incorporated herein by reference.

4.9	Rights Agreement dated September 1, 1999 between the Company and Computershare Investor Services LLC (as successor in interest to Harris Trust & Savings Bank), as Rights Agent. Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.10	First Amendment to Rights Agreement, dated as of September 6, 2002, between the Company, Harris Trust & Savings Bank and Computershare Investor Services LLC. Exhibit 4.3 to Amendment No. 1 to the Rights Plan Registration Statement on Form 8-A/A as filed with the SEC on September 11, 2002 is incorporated herein by reference.

4.11	Second Amendment to Rights Agreement, dated as of October 30, 2002, between the Company and Computershare Investor Services LLC. Exhibit 4.4 to Amendment No. 2 to the Rights Plan Registration Statement on Form 8-A/A as filed with the SEC on October 31, 2002 is incorporated herein by reference.

4.12	Third Amendment to Rights Agreement, dated as of June 30, 2005, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.4 to the Company's Current Report on Form 8-K as filed with the SEC on June 30, 2005 is incorporated herein by reference.

4.13	Fourth Amendment to Rights Agreement, dated as of January 9, 2008, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.5 to the Company's Current Report on Form 8-K as filed with the SEC on January 10, 2008 is incorporated herein by reference.

4.14	Fifth Amendment to Rights Agreement, dated as of October 10, 2008, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.6 to the Company’s Current Report on Form 8-K as filed with the SEC on January 10, 2008 is incorporated herein by reference.

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Exhibit Number	Identification Of Exhibit
4.15	Sixth Amendment to Rights Agreement, dated as of September 9, 2010, between the Company and Computershare Trust Company, Inc. (as successor in interest to Computershare Investor Services, LLC). Exhibit 4.7 to the Company’s Current Report on Form 8-K as filed with the SEC on September 10, 2010 is incorporated herein by reference.

4.16	Form of Rights Certificate. Exhibit B to Exhibit 4.1 to the Rights Plan Registration Statement is incorporated herein by reference.

4.17	Form of Series A Warrant Certificate. Exhibit 4.10 to the Company’s Registration Statement on Form S-1/A (No. 333-171196) as filed with the Commission on February 2, 2011 is incorporated herein by reference.

4.18	Form of Series B Warrant Certificate. Exhibit 4.11 to the Company’s Registration Statement on Form S-1/A (No. 333-171196) as filed with the Commission on February 2, 2011 is incorporated herein by reference.

4.19	Series A Warrant Agreement dated February 8, 2011 by and among the Company and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A. Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the Commission on February 9, 2011 is incorporated herein by reference.

4.20	Series B Warrant Agreement dated February 8, 2011 by and among the Company and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A. Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed with the Commission on February 9, 2011 is incorporated herein by reference.

5.1*	Opinion of Morgan, Lewis & Bockius LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

* Filed herewith.

(1) To be filed by amendment or as an exhibit to a current report of the registrant on Form 8-K and incorporated herein by reference, as applicable.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about us or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by us to the purchaser.

(6)          That, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)          We undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 and Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of The Woodlands, State of Texas, on July 3, 2014.

REPROS THERAPEUTICS INC.

By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned do hereby constitute and appoint Katherine A. Anderson and Joseph S. Podolski, and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Security Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph S. Podolski	President, Chief Executive Officer (Principal Executive Officer) and Director
Joseph S. Podolski		July 3, 2014
/s/ Katherine A. Anderson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Secretary
Katherine A. Anderson		July 3, 2014
/s/ Nola Masterson	Chair of the Board and Director
Nola Masterson		July 3, 2014

/s/ Daniel F. Cain	Director
Daniel F. Cain		July 3, 2014

/s/ Saira Ramasastry	Director
Saira Ramasastry		July 3, 2014

/s/ Michael Suesserman	Director
Michael Suesserman		July 3, 2014

/s/ Michael Wyllie	Director
Michael Wyllie, Ph.D.		July 3, 2014

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